Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
July 28, 2015	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2015 Results

And Quarterly Dividend

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today announced financial results for the quarter and six months ended June 30, 2015. The Company reported net income of $6.18 million for the quarter and $12.13 million for the six months ended June 30, 2015. Net income available to common shareholders totaled $6.18 million, or $0.33 per diluted common share, for the quarter and $12.03 million, or $0.64 per diluted common share, for the six months ended June 30, 2015. Core earnings totaled $6.10 million for the quarter and $12.11 million for the six months ended June 30, 2015.

The Company also announced today that the Board of Directors declared a quarterly cash dividend to common shareholders of fourteen cents ($0.14) per common share, an increase of 8% over last quarter and last year. The quarterly dividend is payable to common shareholders of record on August 7, 2015, and is expected to be paid on or about August 21, 2015. The current year marks the 30th consecutive year of cash dividends paid to stockholders and represents average annual increases in the quarterly dividend rate of 8% over the last 5 years.

Second Quarter 2015 Highlights –

•	The Company prepaid an additional $25 million in Federal Home Loan Bank convertible advances during the second quarter. The prepayment was in keeping with the Company’s strategic goal of reducing high cost wholesale debt.
•	The Company repurchased 345,173 common shares during the second quarter, bringing total repurchased shares to 684,407 during the first half of 2015.
•	Asset quality metrics continue to be favorable as non-covered nonaccrual loans decreased $1.53 million, or 8.75% in the second quarter of 2015 compared to the same quarter of the prior year.
•	Net charge-offs decreased $758 thousand, or 73.74%, and the ratio of annualized net charge-offs to average non-covered loans improved 19 basis points to 0.07% for the second quarter of 2015 compared to the same quarter of 2014.
•	The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2015.

Net Interest Income

Net interest income decreased $998 thousand, or 4.52%, to $21.07 million for the second quarter of 2015 compared with the same quarter of 2014. The tax equivalent net interest margin decreased to 3.90% for the second quarter of 2015 compared with 4.08% for the same quarter of 2014. Total interest income decreased $2.11 million, or 8.10%, to $23.98 million for the second quarter of 2015 compared with the same quarter of 2014. The tax equivalent yield on loans decreased 13 basis points to 5.25% and the average loan balance decreased $76.57 million, or 4.38%, to $1.67 billion for the second quarter of 2015 compared with the same quarter of 2014. The decrease in net interest income and the average loan balance is primarily due to loans sold in divestiture activities during the fourth quarter of 2014 and decreases in the covered loan portfolio compared to the second quarter of 2014.

Purchased credit impaired (“PCI”) loan interest accretion totaled $2.42 million for the second quarter of 2015, of which $1.13 million was received in cash, compared to accretion income of $2.79 million for the same quarter of 2014, of which $1.25 million was received in cash. The normalized net interest margin, which excludes non-cash loan interest accretion, was 3.67% for the second quarter of 2015 and 3.80% for same quarter of 2014. The normalized yield on loans was 4.94% for the second quarter of 2015 compared to 5.03% for the same quarter of 2014.

Total interest expense decreased $1.12 million, or 27.73%, to $2.91 million for the second quarter of 2015 compared with the same quarter of 2014. Deposit costs decreased $273 thousand, or 14.88%, to $1.56 million for the second quarter of 2015 compared with the same quarter of 2014, reflecting a 5 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $843 thousand, or 38.49%, to $1.35 million for the second quarter of 2015 compared with the same quarter of 2014 primarily due to Federal Home Loan Bank (“FHLB”) debt prepayments. The average rate paid on interest-bearing liabilities decreased 19 basis points to 0.67% for the second quarter of 2015 compared with the same quarter of 2014. The average balance of interest-bearing liabilities decreased $130.55 million, or 6.97%, to $1.74 billion for the second quarter of 2015 compared with the same quarter of 2014, which included a $59.92 million decrease in average interest-bearing deposits and a $70.63 million decrease in average total borrowings.

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Noninterest Income

Noninterest income increased $533 thousand, or 7.01%, to $8.14 million for the second quarter of 2015 compared with the same quarter of 2014, which was largely due to a $516 thousand, or 36.65%, increase in other operating income. Other operating income for the second quarter of 2015 included a net death benefit of approximately $1.14 million from the maturity of a life insurance policy. Wealth management revenues increased $57 thousand, or 7.94%, for the second quarter of 2015 compared with the same quarter of 2014. The Trust and Wealth Management Divisions reported $717 million in combined assets under management as of June 30, 2015. Service charges on deposits and other service charges and fees increased $239 thousand, or 4.53%, to $5.51 million for the second quarter of 2015 compared with the same quarter of 2014. Insurance commissions increased $105 thousand, or 7.22%, for the second quarter of 2015 compared with the same quarter of 2014. The Company incurred no other-than-temporary impairment charges during the second quarter of 2015 compared to $254 thousand during the same quarter of 2014 related to a non-Agency mortgage-backed security that was sold during the fourth quarter of 2014. The Company realized a $213 thousand net gain on the sale of securities in the second quarter of 2015 compared to a net loss of $59 thousand in the same quarter of 2014. Net amortization expense related to the FDIC indemnification asset increased $910 thousand, or 97.22%, due to continuing better than expected performance in the covered loan portfolio.

Noninterest Expense

Noninterest expense increased $2.13 million, or 11.71%, to $20.29 million for the second quarter of 2015 compared with the same quarter of 2014, which was largely due to FHLB debt prepayment fees. The Company incurred fees of $1.70 million related to the prepayment of $25 million in FHLB convertible advances. Salaries and employee benefits decreased $350 thousand, or 3.49%, to $9.69 million for the second quarter of 2015 compared with the same quarter of 2014. Full-time equivalent employees totaled 677 as of June 30, 2015, a decrease of 30 employees compared with the same period of the prior year. The decrease was primarily due to branch consolidation and divestiture activities offset by the Bank of America branch acquisition that occurred during the fourth quarter of 2014. Occupancy, furniture, and equipment expenses remained stable at $2.78 million for the second quarter of 2015 compared with the same quarter of 2014. Other operating expenses increased $740 thousand, or 15.74%, to $5.44 million for the second quarter of 2015 compared with the same quarter of 2014, which included $213 thousand in branch property write-downs and a $162 thousand increase in the net loss on sales and expenses associated with other real estate owned (“OREO”). The non-GAAP efficiency ratio for the second quarter of 2015 was 61.71% compared to 59.40% for the same quarter of 2014.

Allowance for Loan Losses and Asset Quality

The allowance for loan losses totaled $20.26 million as of June 30, 2015, a slight increase of $31 thousand compared to $20.23 million as of December 31, 2014, and a decrease of $3.65 million compared to $23.91 million as of June 30, 2014. As of June 30, 2015, $20.14 million of the allowance was attributed to the non-PCI loan portfolio and $114 thousand was attributed to the PCI loan portfolio. Non-covered loans and OREO are those assets not covered by FDIC loss share agreements. The allowance for loan losses, excluding PCI loans, as a percentage of non-covered loans was 1.29% as of June 30, 2015, compared with 1.29% as of December 31, 2014, and 1.44% as of June 30, 2014. Allowance activity in the second quarter of 2015 included a $276 thousand provision for loan losses, a decrease of $1.00 million compared to the same quarter of 2014. Activity in the allowance also included a recovery of loan losses recorded through the FDIC indemnification asset of $138 thousand in the second quarter of 2014. The Company realized net charge-offs of $270 thousand in the second quarter of 2015, a decrease of $758 thousand, or 73.74%, compared to $1.03 million in the same quarter of 2014. The ratio of annualized net charge-offs to average non-covered loans improved to 0.07% for the second quarter of 2015, which represents a decrease of 19 basis points compared with 0.26% for the second quarter of 2014.

Asset quality in the non-covered portfolio continues to improve as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans decreased to 1.39% as of June 30, 2015, compared to 1.67% for the same period of the prior year. Non-covered nonaccrual loans totaled $15.94 million as of June 30, 2015, compared to $10.56 million as of December 31, 2014, and $17.46 million as of June 30, 2014. At quarter-end, the Company’s non-covered nonaccrual loans as a percentage of total non-covered loans were 1.02%, compared to 0.67% at year-end 2014 and 1.07% for the same period of the prior year. As of June 30, 2015, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.02% and non-covered nonperforming assets as a percentage of total non-covered assets were 0.98%.

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As of June 30, 2015, total nonperforming assets, including the covered and non-covered loan portfolios, consisted of $17.00 million in nonaccrual loans and $12.82 million in OREO. The Company maintained no unseasoned, accruing troubled debt restructurings or accruing loans past due 90 days or more as of June 30, 2015. In comparison, total nonperforming assets consisted of $12.99 million in nonaccrual loans, $2.73 million in unseasoned, accruing troubled debt restructurings, and $12.96 million in OREO as of December 31, 2014. In addition, total non-covered nonperforming assets increased $3.45 million, or 17.32%, and total covered nonperforming assets decreased $2.32 million, or 26.46%, as of June 30, 2015, compared to December 31, 2014.

Balance Sheet and Capital

Consolidated assets totaled $2.49 billion as of June 30, 2015, a decrease of $116.14 million, or 4.45%, compared with $2.61 billion as of December 31, 2014. The change in consolidated assets was primarily driven by a $143.85 million, or 73.07%, decrease in federal funds sold as liquidity was deployed to reduce high cost borrowings and deposits, redeem the Company’s convertible preferred shares, repurchase common stock, and purchase investment securities to provide the funding necessary to extinguish certain borrowings as they come due. As of June 30, 2015, securities available for sale increased $50.07 million and securities held to maturity increased $14.70 million compared to December 31, 2014.

Consolidated liabilities totaled $2.15 billion as of June 30, 2015, a decrease of $109.33 million, or 4.85%, compared with $2.26 billion as of December 31, 2014. The change in consolidated liabilities was driven by a $70.97 million decrease in deposits, a $5.86 million decrease in repurchase agreements, and a $25.00 million decrease in FHLB borrowings. The Company prepaid an additional $25 million of a $50 million FHLB convertible advance with a May 2017 maturity and 4.15% interest rate during the second quarter of 2015. The prepayment resulted in a pre-tax penalty of $1.70 million.

Total stockholders’ equity decreased to $344.57 million as of June 30, 2015, compared with $351.37 million as of December 31, 2014. The Company redeemed all outstanding shares of its convertible preferred stock during the first quarter of 2015, resulting in the redemption of 2,367 preferred shares totaling $2.37 million. Additionally, the Company repurchased 683,907 common shares at a weighted average cost of $16.78 per share and paid a cash dividend of $0.26 per common share during the first six months of 2015. Book value per common share increased 2.33% to $18.48 as of June 30, 2015, compared with $18.06 as of December 31, 2014. Tangible book value per common share increased 1.59% to $12.76 as of June 30, 2015, compared with $12.56 as of December 31, 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of June 30, 2015.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

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About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 52 banking locations throughout Virginia, West Virginia, North Carolina, and Tennessee as of June 30, 2015. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $717 million in combined assets as of June 30, 2015. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 11 insurance locations throughout Virginia, West Virginia, and North Carolina as of June 30, 2015. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. The Company reported consolidated assets of $2.49 billion as of June 30, 2015. Additional investor information is available on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except share and per share data)	2015	2014	2015	2014
Interest income
Interest and fees on loans held for investment	$21,826	$23,410	$43,740	$46,244
Interest on securities — taxable	1,070	1,537	2,105	3,634
Interest on securities — nontaxable	1,003	1,099	2,019	2,221
Interest on deposits in banks	80	47	213	77
Total interest income	23,979	26,093	48,077	52,176
Interest expense
Interest on deposits	1,562	1,835	3,292	3,723
Interest on short-term borrowings	499	483	989	985
Interest on long-term borrowings	848	1,707	1,887	3,375
Total interest expense	2,909	4,025	6,168	8,083
Net interest income	21,070	22,068	41,909	44,093
Provision for loan losses	276	1,279	1,376	3,072
Net interest income after provision for loan losses	20,794	20,789	40,533	41,021
Noninterest income
Wealth management income	775	718	1,441	1,726
Service charges on deposit accounts	3,507	3,423	6,410	6,493
Other service charges and fees	2,005	1,850	4,013	3,621
Insurance commissions	1,559	1,454	3,686	3,418
Net impairment losses recognized in earnings	-	(254)	-	(518)
Net gain (loss) on sale of securities	213	(59)	190	(14)
Net FDIC indemnification asset amortization	(1,846)	(936)	(3,411)	(2,070)
Other operating income	1,924	1,408	2,644	2,182
Total noninterest income	8,137	7,604 #	14,973	14,838
Noninterest expense
Salaries and employee benefits	9,693	10,043	19,386	19,948
Occupancy expense of bank premises	1,427	1,578	2,961	3,356
Furniture and equipment	1,358	1,205	2,595	2,399
Amortization of intangible assets	279	178	556	353
FDIC premiums and assessments	389	458	804	892
FHLB debt prepayment fees	1,702	-	1,702	-
Merger, acquisition, and divestiture expense	-	-	86	-
Other operating expense	5,441	4,701	9,979	10,395
Total noninterest expense	20,289	18,163	38,069	37,343
Income before income taxes	8,642	10,230	17,437	18,516
Income tax expense	2,467	3,223	5,304	5,784
Net income	6,175	7,007	12,133	12,732
Dividends on preferred stock	-	227	105	455
Net income available to common shareholders	$6,175	$6,780	$12,028	$12,277

Basic earnings per common share	$0.33	$0.37	$0.64	$0.67
Diluted earnings per common share	0.33	0.36	0.64	0.65
Cash dividends per common share	0.13	0.12	0.26	0.24

Weighted average basic shares outstanding	18,831,742	18,395,996	18,733,288	18,409,414
Weighted average diluted shares outstanding	18,860,119	19,457,237	19,095,408	19,475,333

Return on average assets	0.98%	1.06%	0.94%	0.95%
Return on average common equity	7.11%	8.38%	6.92%	7.32%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands, except share and per share data)	2015	2015	2014	2014	2014
Interest Income
Interest and fees on loans held for investment	$21,826	$21,914	$25,841	$23,407	$23,410
Interest on securities — taxable	1,070	1,035	1,145	1,196	1,537
Interest on securities — nontaxable	1,003	1,016	1,021	1,108	1,099
Interest on deposits in banks	80	133	174	40	47
Total interest income	23,979	24,098	28,181	25,751	26,093
Interest Expense
Interest on deposits	1,562	1,730	1,803	1,782	1,835
Interest on short-term borrowings	499	490	513	526	483
Interest on long-term borrowings	848	1,039	1,155	1,428	1,707
Total interest expense	2,909	3,259	3,471	3,736	4,025
Net interest income	21,070	20,839	24,710	22,015	22,068
Provision for (recovery of) loan losses	276	1,100	(488)	(2,439)	1,279
Net interest income after provision for loan losses	20,794	19,739	25,198	24,454	20,789
Noninterest Income
Wealth management income	775	666	634	670	718
Service charges on deposit accounts	3,507	2,903	3,729	3,606	3,423
Other service charges and fees	2,005	2,008	2,108	1,852	1,850
Insurance commissions	1,559	2,127	1,442	1,695	1,454
Net impairment losses recognized in earnings	-	-	-	(219)	(254)
Net gain (loss) on sale of securities	213	(23)	(1,691)	320	(59)
Net FDIC indemnification asset amortization	(1,846)	(1,565)	(813)	(1,096)	(936)
Net gain on branch divestiture	-	-	755	-	-
Other operating income	1,924	720	1,334	839	1,408
Total noninterest income	8,137	6,836	7,498	7,667	7,604
Noninterest Expense
Salaries and employee benefits	9,693	9,693	10,841	9,924	10,043
Occupancy expense of bank premises	1,427	1,534	1,513	1,469	1,578
Furniture and equipment	1,358	1,237	1,341	1,212	1,205
Amortization of intangible assets	279	277	255	179	178
FDIC premiums and assessments	389	415	361	419	458
FHLB debt prepayment fees	1,702	-	1,961	3,047	-
Merger, acquisition, and divestiture expense	-	86	865	285	-
Other operating expense	5,441	4,538	6,913	4,934	4,701
Total noninterest expense	20,289	17,780	24,050	21,469	18,163
Income before income taxes	8,642	8,795	8,646	10,652	10,230
Income tax expense	2,467	2,837	2,931	3,609	3,223
Net income	6,175	5,958	5,715	7,043	7,007
Dividends on preferred stock	-	105	227	228	227
Net income available to common shareholders	$6,175	$5,853	$5,488	$6,815	$6,780

Basic earnings per common share	$0.33	$0.31	$0.30	$0.37	$0.37
Diluted earnings per common share	0.33	0.31	0.29	0.36	0.36
Cash dividends per common share	0.13	0.13	0.13	0.13	0.12

Weighted average basic shares outstanding	18,831,742	18,633,574	18,403,959	18,402,764	18,395,996
Weighted average diluted shares outstanding	18,860,119	19,344,443	19,482,000	19,466,126	19,457,237

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
(Amounts in thousands, except per share data)
Net income, GAAP	$6,175	$5,958	$5,715	$7,043	$7,007
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	-	-	219	254
Net (gain) loss on sale of securities	(213)	23	1,691	(320)	59
Net gain on branch divestiture	-	-	(755)	-	-
FHLB debt prepayment fees	1,702	-	1,961	3,047	-
Merger, acquisition, and divestiture expense	-	86	865	285	-
Other noncore, nonrecurring items	(930)	(30)	1,173	-	(536)
Total adjustments to core earnings	559	79	4,935	3,231	(223)
Tax effect	630	29	1,859	1,217	(84)
Core earnings, non-GAAP	$6,104	$6,008	$8,791	$9,057	$6,868

Core return on average assets	0.96%	0.94%	1.28%	1.41%	1.07%
Core return on average common equity	7.00%	6.90%	10.39%	10.83%	8.49%
Core return on average tangible common equity	10.07%	9.90%	15.50%	16.06%	12.73%
Core diluted earnings per common share	$0.32	$0.31	$0.45	$0.47	$0.35

	Six Months Ended
	June 30,
	2015	2014
(Amounts in thousands, except per share data)
Net income, GAAP	$12,133	$12,732
Non-GAAP adjustments:
Net impairment losses recognized in earnings	-	518
Net (gain) loss on sale of securities	(190)	14
FHLB debt prepayment fees	1,702	-
Merger, acquisition, and divestiture expense	86	-
Other noncore, nonrecurring items	(960)	(536)
Total adjustments to core earnings	638	(4)
Tax effect	660	(2)
Core earnings, non-GAAP	$12,111	$12,730

Core return on average assets	0.95%	0.99%
Core return on average common equity	6.94%	8.00%
Core return on average tangible common equity	9.97%	12.06%
Core diluted earnings per common share	$0.63	$0.65

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FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
(Amounts in thousands)
Noninterest expense, GAAP	$20,289	$17,780	$24,050	$21,469	$18,163
Non-GAAP adjustments:
FHLB debt prepayment fees	(1,702)	-	(1,961)	(3,047)	-
Merger, acquisition, and divestiture expense	-	(86)	(865)	(285)	-
OREO expense and net loss	(416)	(327)	(403)	(580)	(254)
Other noncore, nonrecurring items	(213)	-	(1,573)	-	-
Adjusted noninterest expense	17,958	17,367	19,248	17,557	17,909

Net interest income, GAAP	21,070	20,839	24,710	22,015	22,068
Noninterest income, GAAP	8,137	6,836	7,498	7,667	7,604
Non-GAAP adjustments:
Tax equivalency adjustment	1,249	588	613	582	699
Net impairment losses recognized in earnings	-	-	-	219	254
Net loss (gain) on sale of securities	(213)	23	1,691	(320)	59
Net gain on branch divestiture	-	-	(755)	-	-
Other noncore, nonrecurring items	(1,143)	(30)	(400)	-	(536)
Adjusted net interest and noninterest income	29,100	28,256	33,357	30,163	30,148
Non-GAAP efficiency ratio	61.71%	61.46%	57.70%	58.21%	59.40%
GAAP efficiency ratio	69.47%	64.25%	74.67%	72.33%	61.21%

	Six Months Ended
	June 30,
	2015	2014
(Amounts in thousands)
Noninterest expense, GAAP	$38,069	$37,343
Non-GAAP adjustments:
FHLB debt prepayment fees	(1,702)	-
Merger, acquisition, and divestiture expense	(86)	-
OREO expense and net loss	(743)	(1,111)
Other noncore, nonrecurring items	(213)	-
Adjusted noninterest expense	35,325	36,232

Net interest income, GAAP	41,909	44,093
Noninterest income, GAAP	14,973	14,838
Non-GAAP adjustments:
Tax equivalency adjustment	1,837	1,361
Net impairment losses recognized in earnings	-	518
Net loss (gain) on sale of securities	(190)	14
Other noncore, nonrecurring items	(1,173)	(536)
Adjusted net interest and noninterest income	57,356	60,288
Non-GAAP efficiency ratio	61.59%	60.10%
GAAP efficiency ratio	66.93%	63.37%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
(Amounts in thousands)
Cash and due from banks	$38,200	$36,222	$39,450	$44,703	$47,869
Federal funds sold	53,023	169,422	196,873	55,503	38,142
Interest-bearing deposits in banks	1,379	1,380	1,337	5,716	10,770
Total cash and cash equivalents	92,602	207,024	237,660	105,922	96,781
Securities available for sale	376,191	351,454	326,117	351,693	398,425
Securities held to maturity	72,652	72,897	57,948	31,029	19,398
Loans held for sale	913	1,174	1,792	1,150	459
Loans held for investment, net of unearned income:
Covered under loss share agreements	102,634	112,724	122,240	126,611	132,717
Not covered under loss share agreements	1,564,655	1,558,310	1,567,176	1,636,181	1,626,707
Less allowance for loan losses	(20,258)	(20,252)	(20,227)	(21,159)	(23,911)
Loans, net	1,647,944	1,651,956	1,670,981	1,742,783	1,735,972
FDIC indemnification asset	23,653	26,053	27,900	29,745	30,908
Property, plant, and equipment, net	54,112	54,955	55,844	59,283	59,145
Other real estate owned:
Covered under loss share agreements	5,382	5,834	6,324	7,620	8,814
Not covered under loss share agreements	7,434	7,032	6,638	5,612	5,693
Interest receivable	6,119	6,188	6,315	6,346	6,206
Goodwill	100,810	100,810	100,722	105,657	105,657
Intangible assets	5,865	6,144	6,422	2,334	2,512
Other assets	99,034	95,497	105,065	102,103	105,890
Total assets	$2,491,798	$2,585,844	$2,607,936	$2,550,127	$2,575,401

Deposits:
Noninterest-bearing demand	$424,438	$433,422	$417,729	$397,523	$357,871
Interest-bearing demand	329,583	341,300	353,874	347,589	362,318
Savings	528,003	533,589	525,478	519,902	517,766
Time	638,197	682,878	703,678	667,261	685,149
Total deposits	1,920,221	1,991,189	2,000,759	1,932,275	1,923,104
Interest, taxes, and other liabilities	23,852	24,203	26,062	25,131	23,576
Securities sold under agreements to repurchase	122,158	116,302	121,742	114,439	120,159
FHLB borrowings	65,000	90,000	90,000	115,000	150,000
Other borrowings	15,999	15,999	17,999	16,047	16,087
Total liabilities	2,147,230	2,237,693	2,256,562	2,202,892	2,232,926

Preferred stock	-	-	15,151	15,151	15,151
Common stock	21,382	21,382	20,500	20,500	20,500
Additional paid-in capital	227,616	227,782	215,873	215,729	215,670
Retained earnings	148,378	144,656	141,206	138,111	133,688
Treasury stock, at cost	(46,610)	(41,078)	(35,751)	(35,808)	(35,797)
Accumulated other comprehensive loss	(6,198)	(4,591)	(5,605)	(6,448)	(6,737)
Total stockholders' equity	344,568	348,151	351,374	347,235	342,475
Total liabilities and stockholders' equity	$2,491,798	$2,585,844	$2,607,936	$2,550,127	$2,575,401

Shares outstanding at period-end	18,641,966	18,965,274	18,406,219	18,402,919	18,403,692
Book value per common share at period-end(1)	$18.48	$18.36	$18.06	$17.85	$17.61
Tangible book value per common share at period-end(2)	$12.76	$12.72	$12.56	$12.30	$12.05

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2015	2015	2014	2014	2014
Allowance for Loan Losses
Beginning balance	$20,252	$20,227	$21,159	$23,911	$23,798
Removal of loans transferred	-	-	(682)	-	-
Provision for (recovery of) loan losses charged to operations	276	1,100	(488)	(2,439)	1,279
Provision for (recovery of) loan losses recorded through the FDIC indemnification asset	-	46	29	(110)	(138)
Charge-offs	(673)	(1,578)	(1,362)	(1,118)	(1,785)
Recoveries	403	457	1,571	915	757
Net (charge-offs) recoveries	(270)	(1,121)	209	(203)	(1,028)
Ending balance	$20,258	$20,252	$20,227	$21,159	$23,911

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$15,936	$15,387	$10,556	$11,480	$17,464
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	-	-	2,726	3,450	1,877
Total non-covered nonperforming loans	15,936	15,387	13,282	14,930	19,341
OREO not covered under FDIC loss share agreements	7,434	7,032	6,638	5,612	5,693
Total non-covered nonperforming assets	$23,370	$22,419	$19,920	$20,542	$25,034
Covered nonperforming
Nonaccrual loans	$1,062	$2,780	$2,438	$1,131	$955
Accruing loans past due 90 days or more	-	60	-	-	109
Total covered nonperforming loans	1,062	2,840	2,438	1,131	1,064
OREO covered under FDIC loss share agreements	5,382	5,834	6,324	7,620	8,814
Total covered nonperforming assets	$6,444	$8,674	$8,762	$8,751	$9,878

Additional Information
Performing TDRs(2)	$13,841	$14,025	$11,808	$11,701	$11,029
Total TDRs(3)	13,841	14,025	14,534	15,151	12,906

Asset Quality Ratios
Non-covered
Nonperforming loans to total loans	1.02%	0.99%	0.85%	0.91%	1.19%
Nonperforming assets to total assets	0.98%	0.91%	0.80%	0.85%	1.03%
Non-PCI allowance to nonperforming loans	126.41%	130.88%	151.85%	140.35%	121.47%
Non-PCI allowance to total loans	1.29%	1.29%	1.29%	1.28%	1.44%
Annualized net charge-offs to average loans	0.07%	0.29%	NM	0.05%	0.26%
Non-covered and covered
Nonperforming loans to total loans	1.02%	1.09%	0.93%	0.91%	1.16%
Nonperforming assets to total assets	1.20%	1.20%	1.10%	1.15%	1.36%
Nonperforming assets to total loans and OREO	1.77%	1.85%	1.68%	1.65%	1.97%
Allowance for loan losses to nonperforming loans	119.18%	111.11%	128.67%	131.74%	117.18%
Allowance for loan losses to total loans	1.22%	1.21%	1.20%	1.20%	1.36%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

10

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended June 30,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,671,476	$21,862	5.25%	$1,748,048	$23,467	5.38%
Securities available-for-sale	362,366	2,418	2.68%	428,111	3,239	3.03%
Securities held-to-maturity	72,742	196	1.08%	12,767	39	1.23%
Interest-bearing deposits	120,025	80	0.27%	49,325	47	0.38%
Total earning assets	2,226,609	24,556	4.42%	2,238,251	26,792	4.80%
Other assets	311,437			334,279
Total assets	$2,538,046			$2,572,530

Liabilities
Interest-bearing deposits
Demand deposits	$340,517	$51	0.06%	$372,536	$52	0.06%
Savings deposits	538,717	101	0.08%	524,539	128	0.10%
Time deposits	655,243	1,410	0.86%	697,326	1,655	0.95%
Total interest-bearing deposits	1,534,477	1,562	0.41%	1,594,401	1,835	0.46%
Borrowings
Retail repurchase agreements	70,328	17	0.10%	61,458	24	0.16%
Wholesale repurchase agreements	50,000	468	3.75%	50,000	468	3.75%
FHLB advances and other borrowings	86,592	862	3.99%	166,087	1,698	4.10%
Total borrowings	206,920	1,347	2.61%	277,545	2,190	3.16%
Total interest-bearing liabilities	1,741,397	2,909	0.67%	1,871,946	4,025	0.86%
Noninterest-bearing demand deposits	428,442			344,485
Other liabilities	20,072			16,490
Total liabilities	2,189,911			2,232,921
Stockholders' equity	348,135			339,609
Total liabilities and stockholders' equity	$2,538,046			$2,572,530
Net interest income, FTE		$21,647			$22,767
Net interest rate spread			3.75%			3.94%
Net interest margin			3.90%			4.08%

(1)	Fully taxable equivalent ("FTE") basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

11

FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Six Months Ended June 30,
	2015			2014
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,674,778	$43,816	5.28%	$1,733,061	$46,359	5.39%
Securities available-for-sale	346,792	4,831	2.81%	463,783	7,047	3.06%
Securities held-to-maturity	69,351	382	1.11%	7,098	54	1.53%
Interest-bearing deposits	164,201	213	0.26%	37,924	77	0.41%
Total earning assets	2,255,122	49,242	4.40%	2,241,866	53,537	4.82%
Other assets	315,126			340,117
Total assets	$2,570,248			$2,581,983

Liabilities
Interest-bearing deposits
Demand deposits	$346,099	$104	0.06%	$371,286	$106	0.06%
Savings deposits	532,740	206	0.08%	527,270	265	0.10%
Time deposits	676,519	2,982	0.89%	705,817	3,352	0.96%
Total interest-bearing deposits	1,555,358	3,292	0.43%	1,604,373	3,723	0.47%
Borrowings
Federal funds purchased	-	-	-	1,763	3	0.34%
Retail repurchase agreements	69,097	38	0.11%	64,391	51	0.16%
Wholesale repurchase agreements	50,000	931	3.75%	50,000	931	3.75%
FHLB advances and other borrowings	96,551	1,907	3.98%	166,087	3,375	4.10%
Total borrowings	215,648	2,876	2.69%	282,241	4,360	3.12%
Total interest-bearing liabilities	1,771,006	6,168	0.70%	1,886,614	8,083	0.87%
Noninterest-bearing demand deposits	427,881			340,550
Other liabilities	20,696			18,692
Total liabilities	2,219,583			2,245,856
Stockholders' equity	350,665			336,127
Total liabilities and stockholders' equity	$2,570,248			$2,581,983
Net interest income, FTE		$43,074			$45,454
Net interest rate spread			3.70%			3.95%
Net interest margin			3.85%			4.09%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

12

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended June 30,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$21,863	5.25%	$23,467	5.38%
Accretion income	2,416		2,789
Less: cash accretion income	1,134		1,247
Non-cash accretion income	1,282		1,542
Loans, excluding non-cash accretion income	20,581	4.94%	21,925	5.03%
Other earning assets	2,693	1.95%	3,325	2.72%
Total earning assets	23,274	4.19%	25,250	4.52%
Total interest-bearing liabilities	2,909	0.67%	4,025	0.86%
Net interest income, FTE	$20,365		$21,225
Net interest rate spread		3.52%		3.66%
Net interest margin		3.67%		3.80%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

	Six Months Ended June 30,
	2015		2014
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$43,816	5.28%	$46,359	5.39%
Accretion income	5,255		5,912
Less: cash accretion income	2,230		1,848
Non-cash accretion income	3,025		4,064
Loans, excluding non-cash accretion income	40,791	4.91%	42,295	4.92%
Other earning assets	5,425	1.89%	7,178	2.84%
Total earning assets	46,216	4.13%	49,473	4.45%
Total interest-bearing liabilities	6,167	0.70%	8,083	0.86%
Net interest income, FTE	$40,049		$41,390
Net interest rate spread		3.43%		3.59%
Net interest margin		3.58%		3.73%

(1)	FTE basis based on the federal statutory rate of 35%
(2)	Nonaccrual loans are included in average balances; however, no related interest income is recorded during the period of nonaccrual.

13